UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549


                            FORM 8-K


                     CURRENT REPORT PURSUANT
                  TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date  of report (Date of earliest event reported):  October 24, 2005

                          Diasense, Inc
     (Exact Name of Registrant as Specified in Its Charter)

                          Pennsylvania
 (State or Other Jurisdiction of Incorporation or Organization)

          0-26504                                 25-1605848
    (Commission File Number)   (IRS Employer Identification No.)

     2275 Swallow Hill Road, Bldg 2500; Pittsburg, PA 15220
  (Address of Principal Executive Offices, Including Zip Code)


                         (412) 279-1059
      (Registrant's Telephone Number, Including Area Code)

  (Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

Note Conversion Agreement

On October 24, 2005 Diasense, Inc. ("Diasense") entered into a
Note Conversion Agreement (the "Conversion Agreement") with
Dominion Assets LLC ("Dominion"), the holder of an approximately
$2,000,000 principal amount note of Diasense.

Background

On July 23, 2004, Diasense issued a promissory note in favor of BICO, Inc. ("BICO") in the amount of $1,954,936 (the "Note"), which was payable upon the demand of BICO . On July 23, 2004, the Note was assigned by BICO to Dominion. On September 28, 2004 Diasense granted a security interest in all of Diasense's assets and agreed to pay interest on the in exchange for Dominion not demanding immediate payment on the Note. On October 1, 2005, the outstanding balance of the Note, including interest, was $2,118,606.19.

Terms of the Conversion Agreement

Pursuant to the Conversion Agreement, the entire principal amount of the Note, including all accrued and unpaid interest through the date of conversion, will convert into shares of common stock of Diasense at a conversion price of $.04 per share (the "Conversion Shares") if Diasense raises a minimum of $3,000,000 in gross proceeds from a private offering of its equity securities on or before March 31, 2005, at a price per share of at least $.10 (the "Qualified Offering"). If the Qualified Offering takes place, Dominion will accept these Conversion Shares as full satisfaction of any and all obligations of Diasense under the Note.

Pursuant to the Conversion Agreement, Diasense agreed:

(a) to take all corporate action necessary to amend its Articles of Incorporation to increase the number of shares of authorized common stock so that there is a sufficient number of authorized common stock available for the issuance of the Conversion Shares in accordance with the terms of the Conversion Agreement.

(b)  to take all corporate action necessary to appoint Keith
Keeling as Chief Executive Officer of Diasense as soon as practicable following the execution of the Conversion Agreement.

(c) to take all corporate action necessary, as soon as practicable in a manner consistent with any required regulatory filings, to (i) appoint Keith Keeling to the Diasense Board of Directors and (ii) appoint two nominees of Dominion to the Diasense Board of Directors. These appointments to the Diasense Board of Directors will be deemed to be effective when all required regulatory filings have been made.


Item 5.02.   Departure of Directors or Principal Officers;
Election of Directors; Appointment of Principal Officers.

(b)

On October 25, 2005, Anthony Paterra, Director and Chief
Executive Officer of Diasense, voluntarily resigned as Chief
Executive Officer. There was no disagreement between Mr. Paterra and Diasense regarding any matter relating to Diasense's operations, policies or practices.

(c)

On October 25, 2005, the Board of Directors appointed Keith R. Keeling, age 49, as Chief Executive Officer of Diasense. Mr. Keeling was appointed as Chief Executive Officer of Diasense in connection to the Conversion Agreement. The material terms of the Conversion Agreement are described in Item 1.01 of this Current Report on Form 8K and are incorporated herein by reference.

Since 2003, Mr. Keeling has been the President and a principal of Dominion Asset Finance Corporation. Dominion Asset Finance Corporation purchased and liquidated certain assets of BICO. Since 2004 Mr. Keeling has been the Managing Member of Dominion
Assets LLC.   Dominion Assets, LLC purchased 11,975,000 shares of
Diasense and other assets of BICO. Dominion Assets, LLC is a majority stockholder of Diasense and has made several loans to the Company to fund operations. From 1994 to 2003, Mr. Keeling was a principal and the Executive Vice President of Dynamics Commercial Funding Corporation, an equipment leasing and finance company he founded in 1994.

On October 25, 2005, the Board of Directors appointed Anthony
Paterra, age 55, as Executive Vice President of Diasense.

Mr. Paterra joined BICO Inc. in 1999 as Director of Public Affairs and also assisted with corporate insurance issues for BICO and Diasense. In May 2003 he was appointed to the Diasense Board of Directors and was made Chief Executive Officer. He also served as a director and Chief Executive Officer of BICO, Inc.
until November 8, 2004.   Prior to joining the Company, he worked
as an Insurance Agent.

(d)

On October 25, 2005, the Board of Directors appointed Keith R. Keeling as a Director of Diasense, to serve until the next annual meeting of the shareholders of Diasense or until his successor is duly elected and qualified. Mr. Keeling was appointed as a Director of Diasense in connection to the Conversion Agreement. The material terms of the Conversion Agreement are described in
Item 1.01 of this Current Report on Form 8K and are incorporated herein by reference.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Diasense has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Diasense, Inc.


October 27, 2005                         /s/ Keith Keeling

                                           Keith Keeling
                                           Chief Executive Officer